                                                                       EXHIBIT 1

                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               Houston, Texas



                  ANNUAL MEETING OF THE BOARD OF DIRECTORS
                               April 18, 1979



The Annual Meeting of the Board of Directors of The Variable Annuity Life Insurance Company was convened at 10:12 a.m. on Wednesday, April 18, 1979 in the 13th floor Conference Room, American General Tower, 2727 Allen Parkway, Houston, Texas.

1.   Attendance.

     Present:                   Messrs. Hook, Plumb, Davidson,
                                Delaney, Moore, and Reed. (6)

     Absent:                    Messrs. Flack and Miller. (2)

     Also Present:              Mr. Roy G. Harmison, Vice President
                                and Treasurer, VALIC; Mr. Leonard
                                M. Richards, Vice President -
                                Portfolio Manager, VALIC; Mr. David
                                D. Knoll, Vice President, General
                                Counsel and Secretary, VALIC; and
                                Stephen D. Bickel, Consulting Actuary.

2.   Presiding Officer and Secretary.  Mr. Hook presided; Mr. Knoll acted as Secretary.

3.   Approval of Minutes. The minutes of the February 7, 1979 regular quarterly meeting of the Board of Directors, copies of which had previously been circulated to members of the Board, were reviewed and duly approved.

4.   Committee Reports.  Departing from the regular order of the agenda,
                         Mr. Hook asked for reports from the following
     Committees:

     (a)  Executive Committee.  Mr. Plumb reported that there were no matters acted upon by the Executive
          Committee since the last regular meeting of the Board.



     (b)  Separate Account Finance Committee. Mr. Richards was recognized and reviewed the invest-
          ment report for the VALIC Separate Accounts for the first quarter of 1979, including investment results, comparative data, and the relative ranking of the accounts in the Lipper Survey. Mr. Richards also entertained questions from the members of the Board with respect to sales of the variable annuity, relative size of the Separate Accounts over the past several years, and portfolio turnover data.

     (c)  Corporate Finance Committee. Mr. Delaney was recognized and commented on the investment results
          in the General Account of the Company for the first quarter of 1979. He reviewed the yield in the General Account portfolio, increases in common stock ownership, and the additions to the mortgage portfolio of the Company.

5.   Election of Standing Committees. The Chairman noted that the next order of business was the annual
     organization of the standing Committees of the Board of Directors. After discussion, and upon motion made and seconded, the following resolutions electing certain directors to the following three Com-mittees were duly approved:

     (a)  Executive Committee.

               RESOLVED, That pursuant to Article VI of the Bylaws of the Company, there is hereby elected an Executive Committee which shall have the powers and duties described in Article VI of the Bylaws, the membership of which shall be composed of the following three (3) directors:

                    Marden Miller - Chairman
                    Andrew Delaney
                    John J. Plumb

          ; and

               FURTHER RESOLVED, That the members of the Executive Committee shall receive no compensation for their services as members thereof.

          (b)  Corporate Finance Committee.

                    RESOLVED, That pursuant to Article VII of the Bylaws
               of the Company, there is hereby elected a Corporate Finance Committee which shall have the powers and duties described in Article VII of the Bylaws, the membership of which shall be composed of the following four (4) directors:

                    Andrew Delaney - Chairman
                    Marden Miller
                    John J. Plumb
                    James F. Moore

               ; and

                    FURTHER RESOLVED, That the Corporate Finance Committee
               shall have the authority to appoint an Investment Subcommittee with the powers and duties described in Article VII, Section
               6 of the Bylaws; and

                    FURTHER RESOLVED, That the members of the Corporate
               Finance Committee and Investment Subcommittee shall receive no compensation for their services as members thereof.

           (c) Separate Account Finance Committee.

                    RESOLVED, That the following named Directors shall be
               appointed as members of the Separate Account Finance Com-mittee to serve until the next annual meeting of the Board of Directors or until their successors have been elected and shall qualify:


                         Marden Miller - Chairman
                         John J. Plumb
                         Philip G. Davidson
                         James F. Moore

               ; and

                    FURTHER RESOLVED, That the members of the Separate
               Account Finance Committee shall receive no compensation for their services as members thereof.

6.   Note of Resignation.  Mr. Hook noted that Mr. Richard H. Hanneman had resigned as a Director of the Company effective January 24, 1979 and from all offices held with the Company effective March 31, 1979, and directed that copies of his termination agreement and letters of resignation should be attached to, and made a part of the minutes of this meeting.

7.   Election of officers. The next item of business to come before the meeting was the annual election of officers of the Company for the ensuing year. The members of the Board reviewed the list of officers to be elected, and upon motion made and seconded, the following resolution was unanimously adopted:

               RESOLVED, That the following named persons be, and they hereby are, elected to the offices of the Company specified after their respective names, each to serve until the next annual meeting of the Board of Directors, and until their successors have been elected and shall qualify:

                        Name                              Office
                        ----                              ------
                   Harold S. Hook                      Chairman of the Board

                   Marden Miller                       Vice Chairman of the Board

                   John J. Plumb                       President

                   Andrew Delaney                      Senior Vice President
                                                       (Investments)

                   William H. Guarniere                Vice President - Administration

                   Roy G. Harmison                     Vice President and Treasurer

                   David D. Knoll                      Vice President, General
                                                       Counsel and Secretary

                   Edward J. Murphy                    Vice President and Director
                                                       of Marketing Services


                  Leonard M. Richards                 Vice President - Portfolio
                                                      Manager

                  David L. Booher                     Second Vice President -
                                                      Administration, and Assistant
                                                      Secretary

                  Daniel P. Fitzgerald                Second Vice President

                  LeRoy J. Karlin                     Second Vice President -
                                                      Accounting Division, and
                                                      Assistant Secretary

                  Janet F. Lionberger                 Assistant Secretary

                  H. Charles Boswell                  Investment Officer

8.   Compensation of Members of the Board of Managers.  Discussion
                                                        next focused on the
     amount of compensation paid to the three "outside" members of the Separate Account Boards of Managers. Then, upon motion made and seconded, the following resolution was unanimously adopted:

               RESOLVED, That each member of the Boards of Managers of Separate Accounts One and Two shall be compensated at the rate of $3,000.00 per year; and

               FURTHER RESOLVED, That each member of the Boards of Managers of Separate Accounts One and Two shall be additionally compensated at the rate of $1,000.00 per year as members of the Brokerage Review Committee of Separate Accounts One and Two; and

              FURTHER RESOLVED, That the compensation provided for in the preceding resolution shall not be paid to any member of the Boards of Managers of Separate Accounts One and Two who is also an employee of the Company or American General Insurance Company or any of its affiliated companies.

9. Agreement Concerning Filing of Consolidated Federal Income Tax Returns. Mr. Bickel was recognized to describe the purpose of the agreement relating to the filing of consolidated income tax returns between VALIC and American General Life Insurance Company. After discussion among the members of the Board, Mr. Bickel was assigned the responsibility of following up on the implementation of the agreements, and the following resolution was moved, seconded, and unanimously adopted:

              WHEREAS, The Board of Directors of American General Life Insurance Company, at its annual meeting held on March 6, 1979, did deem it advisable and proper and in the best interests of the Company to enter into an agreement concerning the filing of a consolidated federal income tax return with its directly owned subsidiaries which qualify for inclusion, and did then approve the document titled "American General Life Insurance Company and Subsidiaries Agreement Concerning Filing of Consolidated Federal Income Tax Returns," in the form submitted to that meeting; and

              WHEREAS, The Variable Annuity Life Insurance Company, as a 81%-owned direct subsidiary of American General Life Insurance Company, qualifies for inclusion in the consolidated federal income tax return of its parent company, and this Board does hereby deem it advisable and proper and in the best interests of the Company that it be so included; now, therefore, be it

               RESOLVED, That this Board does hereby approve the document titled "American General Life Insurance Company and Subsidiaries Agreement Concerning Filing of Consolidated Federal Income Tax Returns," in the form submitted to this meeting; and be it

              FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, authorized to execute such Agreement subject to the prior approval thereof by the Insurance Department of the State of Texas.

10.  Creation of Separate Account A.  Mr. Hook then noted that the shareholders of the Company had approved Amendments to
     the Articles of Incorporation of the Company at their meeting immediately preceding that would authorize the Company to establish variable annuity separate accounts taking the form of unit investment trusts. After entertaining further discussion on the subject, he asked for and received a motion and a second upon the following resolutions which were then unanimously adopted:

              RESOLVED, That the Company establish a separate variable annuity account pursuant to the provisions of Article 3.72 of the Texas Insurance Code to be called "The Variable Annuity Life Insurance Company Separate Account A" (the "Separate Account"); and

              FURTHER RESOLVED, That the purpose of such Separate Account shall be to receive for deposit therein such portion of the purchase payments for variable annuity contracts issued by the company as shall be required so to be deposited by the terms of such variable annuity contracts; and

              FURTHER RESOLVED, That, pursuant to Section 7 of Article 3.72, Texas Insurance Code, the variable annuity contracts issued with respect to such Separate Account shall provide that that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Company may conduct but shall be held and applied exclusively for the benefit of the owners or beneficiaries of the variable annuity contracts applicable thereto; and

              FURTHER RESOLVED, That the Company and the Company's Separate Account make application to the Securities and Exchange Commission (the "Commission") for exemption from certain provisions of Section 22(d) of the Investment Company Act of 1940 (the "Act") with respect to the purchase price required to be paid for variable annuity contracts issued with respect to such Separate Account and from certain provisions of Sections 26 and 27 of the Act with respect to the necessity of a custodian acting on behalf of such Separate Account and for exemptions from such other provisions of the Act as may be deemed necessary or appropriate; and

              FURTHER RESOLVED, That the president or any vice president of the Company be and the same is hereby authorized, directed, and empowered to execute and file the above-mentioned application or applications (and such amendments thereto as he may deem appropriate) and to take such further action therewith as he may deem appropriate; and

              FURTHER RESOLVED, That the appropriate officer of the Company be and the same are hereby authorized, directed, and empowered to cause to be filed with the Commission with respect to the Separate Account a Notification of Registration on Form N-8A under the Act and a Registration Statement on Form N-8B-2 under the Act in order to register the Separate Account as a unit investment trust under the Act; and

              FURTHER RESOLVED, That the appropriate officers of the Company are hereby authorized, directed, and empowered to cause the Separate Account to file with the Commission under the Securities Act of 1933 a Registration Statement on Form S-6 with respect to variable annuity contracts issued with respect to such Separate Account; and

              FURTHER RESOLVED, That the appropriate officers of the Company are authorized, directed, and empowered to take any and all action which, in the judgment of such officers, is necessary and appropriate in order to render such variable annuity contracts eligible for offering and sale under the securities laws of any jurisdiction in which the Company is qualified to issue such contracts, including, but without limitation of the foregoing, making application for and obtaining qualification or registration under such laws, and in that connection executing and filing such documents, including consents to service of process, adopting such rules and regulations as may be necessary and appropriate with respect to the management of the Separate Account, and making all such agreements as may appear necessary, useful, or appropriate; and

              FURTHER RESOLVED, That the officers of the Company are hereby authorized, directed, and empowered to take such further action and execute such further documents as they may deem necessary to effect the transactions contemplated by the foregoing resolutions.

11.  Increase in Number of Directors.  As an item of new business,
                                       Mr. Hook announced that he would
     recommend to the Board that Mr. Michael J. Poulos, President of California-Western States Life Insurance Company and a Senior
     Vice President of American General, be added to the VALIC Board of Directors. Mr. Knoll indicated that pursuant to Article III,
     Section 8 of the Bylaws of the Company, the size of the Board for the ensuing year may be at least 7 and no more than 10, the number to be determined by resolution of the Board. He noted further that Article IV, Section 8 of the Bylaws provides that any vacancy to be filled on the Board by reason of an increase in its size must be filled by the shareholders at an annual or special meeting called for that purpose. After further discussion, and upon motion made and seconded, the following resolutions were then unanimously adopted:

              RESOLVED, That the number of directors constituting the Board of Directors for the ensuing year is hereby increased to nine (9); and

              FURTHER RESOLVED, That Mr. Michael J. Poulos is hereby nominated to fill the vacancy created by the foregoing resolutions; and

              FURTHER RESOLVED, That a special meeting of the shareholders of the Company is hereby called to convene at the conclusion of this meeting, for the purpose of acting upon the nomination of Mr. Poulos for election to the Board of Directors of the Company.

12. President's Report.  The Chairman then recognized Mr. Plumb to present his report. Mr. Plumb commented upon Company results and its five year operating plan, competitive conditions, and product sales.

13. Adjournment.  There being no further business, the meeting was adjourned at 11:23 a.m.

                                     /s/ DAVID D. (ILLEGIBLE)
                                     --------------------------------
                                     Secretary



Approved:

/s/ MICHAEL J. POULOS
-------------------------------
Chairman